UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian R. Mueller as Principal Accounting Officer

On March 2, 2011, BioMarin Pharmaceutical Inc. (“BioMarin”) appointed Brian R. Mueller, Vice President, Corporate Controller to serve as BioMarin’s principal accounting officer, effective March 2, 2011. Mr. Mueller, age 37, joined BioMarin in December 2002 and has served as BioMarin’s Vice President, Corporate Controller since March 2009. From July 2007 to March 2009, Mr. Mueller served as Senior Director, Corporate Controller and from January 2006 until July 2007, Mr. Mueller served as Director, Corporate Controller. Prior to joining BioMarin in 2002, Mr. Mueller worked for KPMG LLP as a senior manager in the firm’s audit practice. Mr. Mueller joined KPMG LLP in June 2002 after spending seven years with Arthur Andersen LLP in the firm’s audit and business advisory services practice. Mr. Mueller received a B.S. in Accountancy from Northern Illinois University in DeKalb, Illinois, and is a member of the American Institute of Certified Public Accountants.

Mr. Mueller does not have an employment agreement with BioMarin. His current base salary is $255,000 and he is eligible to participate in BioMarin’s annual cash bonus plan at an incentive target of 30% of his base salary. There were no amendments to Mr. Mueller’s salary, bonus eligibility or benefits as a result of the appointment. Mr. Mueller and BioMarin will enter into BioMarin’s standard indemnification agreement for executive officers. Mr. Mueller is eligible to participate in BioMarin’s 401(k) plan, severance plan, nonqualified deferred compensation plan, employee stock purchase plan and other equity compensation and benefit plans on the same terms offered to all plan participants. Following the appointment, Mr. Mueller will continue to report to BioMarin’s principal financial officer, Jeffrey H. Cooper, in connection with the performance of his duties. Mr. Cooper will remain BioMarin’s principal financial officer following Mr. Mueller’s appointment as principal accounting officer. Mr. Cooper’s duties and responsibilities as BioMarin’s principal accounting officer ended on March 2, 2011.

There are no family relationships between Mr. Mueller and any of BioMarin’s directors or other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date March 8, 2011	/s/ G. Eric Davis
G. Eric Davis Senior Vice President & General Counsel